GCP Applied Technologies Reports Second Quarter 2020 Results
•2Q20 Net sales $195.4 million down 25%
•Gross Margin 39.1%, an increase of 130 basis points
•Selling, general and administrative expenses $65.7 million, decreased 8%
•2Q20 Loss from continuing operations attributable to GCP shareholders of $1.3 million; Adjusted EBIT* of $13.3 million
•Net cash provided by operating activities of $17.6 million for six months ended June 30, 2020
•Completed the sale of GCP’s Cambridge headquarters for $125 million; Board of Directors authorizes $100 million stock repurchase program

Cambridge, MA - August 5, 2020 - GCP Applied Technologies Inc. (NYSE: GCP), a leading global provider of construction products technologies, today announced results for the second quarter of 2020.

For the three months ended June 30, 2020, GCP reported net sales of $195.4 million compared to $262.2 million in the prior year quarter. Net Sales Constant Currency Excluding Market Exits* were $200.0 million versus $258.3 million in the prior year quarter. Loss from continuing operations attributable to GCP shareholders was $1.3 million compared to income from continuing operations attributable to GCP shareholders of $3.1 million in the second quarter of 2019, while Adjusted EBITDA* totaled $25.0 million, down from $36.1 million in the prior year quarter. Adjusted EBIT* was $13.3 million compared to $25.1 million in the prior year quarter. Diluted loss per share from continuing operations attributable to GCP shareholders was $0.02 versus diluted earnings per share of $0.04 in the second quarter of 2019, while Adjusted EPS* was $0.09 compared to $0.19 in the prior year quarter.

Randy Dearth, GCP’s President and Chief Executive Officer, said, "Our organization performed well during the second quarter in the face of the ongoing global coronavirus pandemic. We continue to demonstrate our ability to deliver positive operating cash flow despite the drop in global construction demand. Our strong balance sheet, which features significant liquidity of approximately $670 million as of June 30, 2020 and no near-term debt maturities, is a competitive differentiator that provides substantial financial flexibility and positions us well to successfully manage through the ongoing economic challenges and uncertainty caused by the COVID-19 pandemic.”

Dearth continued, “We remain committed to providing excellent service to our customers and advancing our operational improvements. I would like to thank all of our employees whose dedication and commitment continue to be instrumental as we navigate through this changing operating environment.”

“I am pleased to confirm that we completed the sale of GCP’s Cambridge headquarters on July 31, 2020. Planning is underway to locate a fitting location for our headquarters. The transaction unlocks value for GCP shareholders and is consistent with the Company’s commitment to invigorating its focus on profitable growth and value creation.”

"With the addition of this cash to our strong balance sheet, we believe now is the right time to have the ability to allocate a portion of our capital to the repurchase of GCP stock through an authorized $100 million stock repurchase program", concluded Randy Dearth.
*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Total GCP Applied Technologies
($ Millions)

	2Q 2020	2Q 2019	% Change
Net sales	$195.4	$262.2	(25.5)%
Net Sales Constant Currency*	$200.0	$262.2	(23.7)%
Net Sales Constant Currency Excluding Market Exits*	$200.0	$258.3	(22.6)%
Gross margin	39.1%	37.8%	130 bps
(Loss) income from continuing operations attributable to GCP shareholders	$(1.3)	$3.1	NM
(Loss) income from continuing operations attributable to GCP shareholders as a percentage of net sales	(0.7)%	1.2%	(190) bps
Diluted EPS from continuing operations attributable to GCP shareholders	$(0.02)	$0.04	NM
Adjusted EPS*	$0.09	$0.19	(52.6)%
Adjusted EBIT*	$13.3	$25.1	(47.0)%
Adjusted EBIT Margin*	6.8%	9.6%	(280) bps
Adjusted EBITDA*	$25.0	$36.1	(30.7)%
Adjusted EBITDA Margin*	12.8%	13.8%	(100) bps

Second Quarter 2020:

•Net sales decreased 25.5% primarily attributable to lower sales volumes in SCC and SBM due to lower construction and manufacturing activity resulting from COVID- 19 and unfavorable impact of foreign currency translation, partially offset by price increases in Latin America.
•Gross margin increased 130 basis points to 39.1% primarily due to lower raw materials, labor and freight costs which more than offset the unfavorable impact of lower sales volumes.
•Selling, general and administrative costs of $65.7 million decreased 8% for the second quarter primarily due to reduced discretionary spending, benefits from our productivity initiatives and lower employee costs resulting from restructuring programs. Favorable impacts were partially offset by increased shareholder activism and other related costs as well as increased expenses related to our growth initiatives.
•Loss from continuing operations attributable to GCP shareholders was $1.3 million compared to income from continuing operations attributable to GCP shareholders of $3.1 million for the prior year quarter. The change was primarily due to lower gross profit compared with the prior year quarter due to lower sales volumes, partially offset by reduced restructuring and repositioning costs, lower selling, general and administrative costs and lower tax expense.
•Adjusted EBIT* of $13.3 million decreased 47.0% compared to the prior year quarter primarily due to lower operating income in SCC and SBM, partially offset by lower corporate costs and certain pension costs.
•Adjusted EBITDA* decreased 30.7% to $25.0 million with a corresponding Adjusted EBITDA Margin* of 12.8%.The decrease was due to lower Adjusted EBIT*.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Second Quarter Segment Performance

Specialty Construction Chemicals
($ Millions)

	2Q 2020	2Q 2019	% Change
Net sales	$115.9	$150.4	(22.9)%
Net Sales Constant Currency*	$119.5	$150.4	(20.5)%
Net Sales Constant Currency Excluding Market Exits*	$119.5	$146.5	(18.4)%
Gross margin	39.1%	35.6%	350 bps
Segment operating income	$9.9	$14.2	(30.3)%
Segment operating margin	8.5%	9.4%	(90) bps

•Net sales decreased 22.9% compared with the prior-year quarter due to lower volumes in all regions and the unfavorable impact of foreign currency translation, partially offset by increased pricing, principally in Latin America.
•Gross margin increased 350 basis points to 39.1% primarily due to raw material deflation, improved operations and logistics productivity, as well as favorable regional mix, which more than offset the unfavorable impact of lower volumes resulting in reduced operating leverage.
•Segment operating margin decreased 90 basis points primarily due to lower sales volumes impacting operating leverage, partially offset by higher gross margin.
*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Specialty Building Materials
($ Millions)

	2Q 2020	2Q 2019	% Change
Net sales	$79.5	$111.8	(28.9)%
Net Sales Constant Currency*	$80.5	$111.8	(28.0)%
Gross margin	39.7%	41.1%	(140) bps
Segment operating income	$11.0	$22.3	(50.7)%
Segment operating margin	13.8%	19.9%	(610) bps

•Net sales decreased 28.9% due to lower construction and manufacturing activity in all regions resulting from COVID-19.
•Gross margin of 39.7% declined 140 basis points primarily due to unfavorable impact of lower volumes resulting in reduced operating leverage, partially offset by raw material deflation.
•Segment operating margin of 13.8% decreased 610 basis points primarily due to lower sales volumes negatively impacting operating leverage and lower gross margin, partially offset by lower operating costs.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Impact of COVID-19 Pandemic
The Company has been closely monitoring the impact of novel strain of coronavirus ("COVID-19") and managing its effects on its business globally as the situation continues to evolve rapidly.

COVID-19 began emerging in the latter half of the first quarter resulting in temporary mandated closures of the Company's manufacturing operations, primarily in China. During the second quarter, the pandemic spread and intensified throughout the world resulting in mandated and voluntary closures of some of the Company's manufacturing operations and administrative offices. During this time, the Company focused on protecting the health, safety and well-being of its employees in accordance with guidelines issued by national and other health and safety authorities, while seeking to meet the needs of its global customers and suppliers. The Company activated its business continuity team which is comprised of commercial, procurement, supply chain, and operations professionals. These professionals work with all facets of the GCP organization to maintain health and safety while continuing to service its customers. Responsive measures the Company adopted include working remotely when possible, establishing procedures for deep cleaning of facilities, restricting business travel, providing personal protective equipment, using appropriate social distancing practices, and restricting visitor access to facilities.

As construction was allowed to continue in a number of GCP's geographic markets for a majority of the first quarter, COVID-19 did not have a material effect on the Company's overall results of operations during the quarter, although temporary mandated closures of its manufacturing operations, primarily in China, began to negatively impact the Company's revenue and profitability in the latter half of the first quarter. COVID-19 has negatively impacted the Company's operating results during the second quarter due primarily to periodic closures of its facilities in all regions in which the Company operates, and periodic mandatory halts of construction activity in specific cities and countries around the world by government authorities or voluntary closures due to safety concerns. The Company's customers experienced similar disruptions as a result of the pandemic which resulted in reduced customer demand and orders for the Company's products. The Company has taken actions to preserve its liquidity by reducing discretionary spending and certain planned capital expenditures.

It is difficult for GCP to predict at this time the duration and extent of the impact of COVID-19 on the global construction industry, the Company's business, its financial position, results of operations, or liquidity. Factors the Company is monitoring to assess the potential duration and extent of the impact of COVID-19 on its operations include the health of the global economy and construction industry, specifically on demand drivers for its construction products, as well as operational disruptions including those resulting from government actions, such as mandatory halts of construction activity, travel restrictions, as well as facility and work site closures. Due to this uncertainty, the Company believes the impact of COVID-19 may continue to negatively impact its performance in future periods, and there can be no assurance that a continued or deepening impact of COVID-19 would not have a material adverse effect on its future results of operations or cash flows. The Company will continue to prioritize the health and safety of its employees and serving its customers while minimizing disruption to the extent possible. The Company will also continue to monitor the health of the construction industry in the geographic markets in which the Company operates and respond accordingly.

Capital Allocation and Liquidity
GCP remains committed to maintaining a disciplined approach to capital allocation and preserving the Company's strong balance sheet. GCP's cash balance at the end of the second quarter of 2020 was $318.2 million. The Company has reduced planned capital expenditures by approximately $25 million in 2020 to further support its cash position. GCP has access to additional liquidity in the form of a $350 million revolving credit facility maturing in 2023, which brings total liquidity sources to approximately $670 million as of June 30, 2020. The Company’s 5.5% Senior Notes with an aggregate principal amount of $350 million mature in 2026. GCP's strong balance sheet, which features significant liquidity and no near-term debt maturities, is a competitive differentiator that provides substantial financial flexibility and positions the Company well to successfully manage through the ongoing economic challenges and uncertainty caused by the COVID-19 pandemic.

Restructuring and Repositioning Plans
GCP's restructuring and repositioning plans are focused on the Company's SCC segment, its global supply chain, as wel as its general administration and business support functions. The plans are designed to reduce the Company's complexity, create a more efficient and effective organization, and generate approximately $80 million in expected savings from 2018 through 2022. These expected savings exclude savings that the Company achieved from the execution of its 2017 restructuring and repositioning plan. GCP will continue to evaluate opportunities to improve its operations and cost structure beyond its currently active initiatives.

Subsequent Events

Sale of Corporate Headquarters
On July 2, 2020, GCP entered into a Real Estate Purchase and Sale Agreement with IQHQ, L.P., for a sale and subsequent leaseback of its corporate headquarters located at 62 Whittemore Avenue, Cambridge, Massachusetts 02140 for total consideration of $125.0 million. The transaction closed on July 31, 2020. Pursuant to the sale of the property, the Company received cash proceeds of $122.5 million, net of related transaction costs and commissions. The initial rent-free lease term of eighteen months commenced on July 31, 2020 and can be extended for an additional six months at the Company's option subject to monthly rental payments of $0.6 million. Under the terms of the lease, GCP is required to pay operating expenses, utilities, insurance, real estate taxes and assessments applicable to the property, as well as certain repairs and maintenance costs.

Stock Repurchase Program
On July 30, 2020, the Board of Directors (the “Board”) of GCP authorized a program to repurchase up to $100 million of the Company’s common stock which is effective through July 30, 2022. Share repurchases under the program may be made from time to time at the Board's discretion through open market purchases or privately negotiated transactions in accordance with applicable federal securities laws, including Rule 10b-18 of the Exchange Act. The share repurchase program is subject to a periodic review by the Board and may be suspended periodically or discontinued at any time. The Company plans to fund repurchases from its existing cash balance. No shares have been repurchased by the Company subsequent to July 30, 2020.

Investor Call
GCP has scheduled a conference call and webcast at 10:00 a.m. ET today to review its second quarter 2020 results. Those who wish to listen to the conference call webcast should visit the Investors section of the GCP website at www.gcpat.com. The live call can be accessed by dialing +1 (888) 254-3590 in the U.S. or +1 (720) 543-0214 internationally prior to the start of the call. Participants should ask to join the GCP Applied Technologies call. An accompanying slide presentation will also be available on the website.

For those unable to participate in the live conference call, a playback will be available until May 13, 2020. To listen to the playback, please dial +1 (888) 203-1112 in the U.S. or +1 (719) 457-0820 internationally; the access code is 8265227. An audio webcast replay will also be available in the “Events and Presentations” section of the Company's website for approximately three months.

Non-GAAP Financial Measures
In this press release the Company refers to non-GAAP financial measures including: Net Sales Constant Currency, Net Sales Constant Currency Excluding Market Exits, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted EPS, and Adjusted EBIT Return On Invested Capital. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These measures are provided to investors and others to improve the period-to-period and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Investor Relations Betsy Cowell T +1 617.498.4568 investors@gcpat.com

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About GCP Applied Technologies
GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus ("COVID-19") pandemic; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov, and subsequent quarterly reports. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2020	2019	2020	2019
Net sales	$195.4	$262.2	$412.1	$488.3
Cost of goods sold	119.0	163.2	253.8	307.1
Gross profit	76.4	99.0	158.3	181.2
Selling, general and administrative expenses	65.7	71.4	133.8	140.4
Research and development expenses	3.7	4.6	8.6	9.3
Interest expense and related financing costs	5.0	5.7	10.7	11.6
Repositioning expenses	1.0	5.8	3.7	11.2
Restructuring expenses and asset impairments	0.4	4.4	3.5	5.0
Other income, net	(2.7)	(1.7)	(4.9)	(3.5)
Total costs and expenses	73.1	90.2	155.4	174.0
Income from continuing operations before income taxes	3.3	8.8	2.9	7.2
(Provision for) benefit from income taxes	(4.5)	(5.7)	(2.6)	10.7
(Loss) income from continuing operations	(1.2)	3.1	0.3	17.9
(Loss) income from discontinued operations, net of income taxes	—	(0.5)	(0.3)	6.3
Net (loss) income	(1.2)	2.6	—	24.2
Less: Net income attributable to noncontrolling interests	(0.1)	—	(0.2)	(0.2)
Net (loss) income attributable to GCP shareholders	$(1.3)	$2.6	$(0.2)	$24.0
Amounts Attributable to GCP Shareholders:
(Loss) income from continuing operations attributable to GCP shareholders	(1.3)	3.1	0.1	17.7
(Loss) income from discontinued operations, net of income taxes	—	(0.5)	(0.3)	6.3
Net (loss) income attributable to GCP shareholders	$(1.3)	$2.6	$(0.2)	$24.0
Earnings (Loss) Per Share Attributable to GCP Shareholders
Basic earnings (loss) per share:(2)
(Loss) income from continuing operations attributable to GCP shareholders	$(0.02)	$0.04	$—	$0.24
(Loss) income from discontinued operations, net of income taxes	$—	$(0.01)	$—	$0.09
Net (loss) income attributable to GCP shareholders(1)	$(0.02)	$0.04	$—	$0.33
Weighted average number of basic shares	72.9	72.6	72.9	72.5
Diluted earnings (loss) per share:(2)
(Loss) income from continuing operations attributable to GCP shareholders	$(0.02)	$0.04	$—	$0.24
(Loss) income from discontinued operations, net of income taxes	$—	$(0.01)	$—	$0.09
Net (loss) income attributable to GCP shareholders(1)	$(0.02)	$0.04	$—	$0.33
Weighted average number of diluted shares	72.9	73.0	73.0	72.9
______________________________
(1)Amounts may not sum due to rounding.
(2)Dilutive effect only applicable to the periods during which GCP generated net income from continuing operations.

GCP Applied Technologies Inc.
Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	June 30, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$318.2	$325.0
Trade accounts receivable, net of allowance for credit losses of $7.3 million and $7.5 million, respectively	148.9	183.7
Inventories, net	98.5	95.9
Other current assets	45.4	43.7
Total Current Assets	611.0	648.3
Properties and equipment, net	243.1	245.3
Operating lease right-of-use assets	33.8	29.3
Goodwill	200.3	208.9
Technology and other intangible assets, net	72.7	80.7
Deferred income taxes	17.5	26.1
Overfunded defined benefit pension plans	23.6	25.0
Other assets	38.3	38.0
Non-current assets held for sale	—	0.5
Total Assets	$1,240.3	$1,302.1
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Debt payable within one year	$2.7	$2.7
Operating lease obligations payable within one year	8.0	8.1
Accounts payable	73.1	88.4
Other current liabilities	92.1	113.6
Total Current Liabilities	175.9	212.8
Debt payable after one year	348.7	346.5
Income taxes payable	35.2	41.4
Deferred income taxes	11.9	13.1
Operating lease obligations	26.5	21.6
Unrecognized tax benefits	42.6	42.2
Underfunded and unfunded defined benefit pension plans	68.7	67.5
Other liabilities	15.6	15.9
Total Liabilities	725.1	761.0
Commitments and Contingencies
Stockholders' Equity
Series A Junior Participating Preferred Stock, par value $0.01; 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 72,974,610 and 72,850,268, respectively	0.7	0.7
Paid-in capital	56.9	53.4
Accumulated earnings	610.0	610.2
Accumulated other comprehensive loss	(145.7)	(117.0)
Treasury stock	(8.9)	(8.6)
Total GCP's Shareholders' Equity	513.0	538.7
Noncontrolling interests	2.2	2.4
Total Stockholders' Equity	515.2	541.1
Total Liabilities and Stockholders' Equity	$1,240.3	$1,302.1

GCP Applied Technologies Inc.
Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
(In millions)	2020	2019
OPERATING ACTIVITIES
Net income	$—	$24.2
Less: (Loss) income from discontinued operations	(0.3)	6.3
Income from continuing operations	0.3	17.9
Reconciliation to net cash provided by (used in) operating activities:
Depreciation and amortization	22.7	21.1
Amortization of debt discount and financing costs	0.7	0.7
Stock-based compensation expense	2.3	5.0
Unrealized loss on foreign currency	1.6	—
Deferred income taxes	(5.8)	(15.5)
Loss (gain) on disposal of property and equipment	0.1	(0.2)
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	30.3	9.5
Inventories	(5.1)	(6.8)
Accounts payable	(13.5)	(17.6)
Pension assets and liabilities, net	1.6	2.5
Other assets and liabilities, net	(15.3)	(17.3)
Net cash provided by (used in) operating activities from continuing operations	19.9	(0.7)
Net cash used in operating activities from discontinued operations	(2.3)	(12.4)
Net cash provided by (used in) operating activities	17.6	(13.1)
INVESTING ACTIVITIES
Capital expenditures	(18.8)	(27.7)
Other investing activities	0.4	0.5
Net cash used in investing activities from continuing operations	(18.4)	(27.2)
Net cash used in investing activities from discontinued operations	—	(0.4)
Net cash used in investing activities	(18.4)	(27.6)
FINANCING ACTIVITIES
Repayments under credit arrangements	—	(7.6)
Payments on finance lease obligations	(0.4)	(0.4)
Payments of tax withholding obligations related to employee equity awards	(0.3)	(3.2)
Proceeds from exercise of stock options	0.7	5.0
Payments of dividends to noncontrolling interests	(0.4)	—
Net cash used in financing activities from continuing operations	(0.4)	(6.2)
Effect of currency exchange rate changes on cash and cash equivalents	(5.6)	0.6
Decrease in cash and cash equivalents	(6.8)	(46.3)
Cash and cash equivalents, beginning of period	325.0	326.1
Cash and cash equivalents, end of period	$318.2	$279.8
Supplemental disclosure of non-cash investing activities:
Property and equipment purchases unpaid and included in accounts payable	$5.3	$12.3

Analysis of Operations
The Company has set forth in the tables below GCP's key operating statistics with percentage changes for the three months ended June 30, 2020 and 2019.
Segment operating margin is defined as segment operating income divided by segment net sales. It represents an operating performance measure related to ongoing earnings and trends in GCP operating segments that are engaged in revenue generation and other core business activities. The Company uses this metric to allocate resources between the segments and assess its strategic and operating decisions related to core operations of its business.
In the table, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes since these measures provide additional transparency to GCP's core operations.
In the table, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
The following are the non-GAAP financial measures presented in the table:
•Net Sales Constant Currency (a non-GAAP financial measure)- is defined as current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.
•Net Sales Constant Currency Excluding Market Exits (a non-GAAP financial measure)- is defined as Net Sales Constant Currency less the impact on net sales resulting from the exit of non-profitable geographic markets associated with the 2018 Restructuring Plan.
•Adjusted EBIT (a non-GAAP financial measure)- is defined as net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses, and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; (xii) shareholder activism and other related costs; and (xiii) certain other items that are not representative of underlying trends. Adjusted EBIT Margin is defined as Adjusted EBIT divided by net sales. GCP uses Adjusted EBIT to assess and measure its operating performance and determine performance-based employee compensation. The Company uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter and year-over-year comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of its strategic and operating decisions.

•Adjusted EBITDA (a non-GAAP financial measure)- is defined as Adjusted EBIT adjusted for depreciation and amortization. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.
•Adjusted Earnings Per Share (a non-GAAP financial measure)- is defined as earnings per share ("EPS") from continuing operations on a diluted basis adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) shareholder activism and other related costs; (xi) certain discrete tax items; and (xii) certain other items that are not representative of underlying trends. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis and in determining certain performance-based employee compensation.
•Adjusted Gross Profit (a non-GAAP financial measure)- is defined as gross profit adjusted for: (i) corporate and pension-related costs included in cost of goods sold; (ii) loss in Venezuela included in cost of goods sold; (iii) amortization of acquired inventory fair value adjustment; and (iv) certain other items that are not representative of underlying trends. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. GCP uses this performance measure to understand trends and changes and to make business decisions regarding core operations.
•Adjusted Free Cash Flow (a non-GAAP financial measure)- is defined as net cash provided by or used in operating activities minus capital expenditures plus: (i) cash paid for restructuring and repositioning, third party and other acquisition-related costs, costs related to legacy product, environmental and other claims, as well as certain other items that are not representative of underlying trends, net of related cash taxes; (ii) capital expenditures related to repositioning; and (iii) accelerated payments under defined benefit pension arrangements. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.
•Adjusted EBIT Return On Invested Capital (a non-GAAP financial measure)- is defined as Adjusted EBIT (on a trailing four quarters basis) divided by stockholders' equity adjusted for: (i) cash and cash equivalents, (ii) debt, (iii) income tax assets and liabilities, (iv) defined benefit pension plan assets and liabilities, and (iv) certain other assets and liabilities. GCP manages its operations with the objective of maximizing sales, earnings and cash flow over time which requires that the Company successfully balances its growth, profitability and working capital and other investments to support sustainable, long-term financial performance. During the second quarter and the prior periods, GCP used Adjusted EBIT Return On Invested Capital as a performance measure in evaluating operating results, making operating, investment and capital allocation decisions, and balancing the growth and profitability of its operations.

Beginning with the second quarter of 2020, GCP no longer excludes the impact of COVID-19-related costs from its computation of Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted Gross Profit and Adjusted Gross Margin. In the first quarter of 2020, these costs consisted of fixed manufacturing costs and discretionary direct labor costs incurred during temporary closure of the Company’s manufacturing facilities, primarily in China, as a direct result of the outbreak. The pandemic's ongoing impact on GCP’s global operations paired with the potential longevity of its duration and resurgence, as well as the uncertainty related to the timing of development of an antiviral vaccine or a medical treatment to prevent further spread of the virus and facilitate recovery, suggests it may no longer be infrequent or unusual in nature. As a result, the Company will no longer exclude the impact of COVID-19-related costs from its computation of the aforementioned non-GAAP financial measures starting with the second quarter of 2020 and going forward.
Beginning with the third quarter of 2020 and going forward, GCP will no longer be presenting Adjusted EBIT Return on Invested Capital since management will no longer be relying on this measure when evaluating the Company’s financial performance and operating results. GCP does not believe the presentation of Adjusted EBIT Return on Invested Capital enhances the investors' understanding of its financial performance and results of operations.
Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted EBIT Return On Invested Capital, Adjusted Gross Profit and Adjusted Gross Margin do not purport to represent income measures as defined in accordance with U.S. GAAP. These measures are provided to investors and others to improve the quarter-to-quarter, year-to-year, and peer-to-peer comparability of the Company's financial results and to ensure that investors understand the information it uses to evaluate the performance of its businesses.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities which historically have been a material component of the Company's net income (loss) from continuing operations attributable to GCP shareholders. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. The Company's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of the Company costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) measured in accordance with GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) from continuing operations attributable to GCP shareholders measured in accordance with GAAP for a complete understanding of its results of operations.
The Company does not provide GAAP financial information on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

GCP Applied Technologies Inc.
Analysis of Operations (unaudited)

Analysis of Operations (In millions, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Net sales:
Specialty Construction Chemicals	$115.9	$150.4	(22.9)%	$241.3	$282.1	(14.5)%
Specialty Building Materials	79.5	111.8	(28.9)%	170.8	206.2	(17.2)%
Total GCP net sales	$195.4	$262.2	(25.5)%	$412.1	$488.3	(15.6)%
Net sales by region:
North America	$112.3	$135.8	(17.3)%	$231.5	$249.3	(7.1)%
Europe Middle East Africa (EMEA)	34.6	52.3	(33.8)%	78.9	98.7	(20.1)%
Asia Pacific	39.7	58.9	(32.6)%	80.0	109.6	(27.0)%
Latin America	8.8	15.2	(42.1)%	21.7	30.7	(29.3)%
Total net sales by region	$195.4	$262.2	(25.5)%	$412.1	$488.3	(15.6)%
Net Sales Constant Currency:
Specialty Construction Chemicals	119.5	$150.4	(20.5)%	$247.0	$282.1	(12.4)%
Specialty Building Materials	80.5	111.8	(28.0)%	172.4	206.2	(16.4)%
Total GCP Net Sales Constant Currency (non-GAAP)	$200.0	$262.2	(23.7)%	$419.4	$488.3	(14.1)%
Impact of Market Exits:
Specialty Construction Chemicals	$—	$3.9	(100.0)%	$—	$5.6	(100.0)%
Specialty Building Materials	—	—	NM	—	—	NM
Total Impact of Market Exits	$—	$3.9	(100.0)%	$—	$5.6	(100.0)%
Net Sales Constant Currency Excluding Market Exits:
Specialty Construction Chemicals	$119.5	$146.5	(18.4)%	$247.0	$276.5	(10.7)%
Specialty Building Materials	80.5	111.8	(28.0)%	172.4	206.2	(16.4)%
Total GCP Net Sales Constant Currency Excluding Market Exits (non-GAAP)	$200.0	$258.3	(22.6)%	$419.4	$482.7	(13.1)%

Profitability performance measures:
Adjusted EBIT (A):
Specialty Construction Chemicals segment operating income	$9.9	$14.2	(30.3)%	$17.8	$22.1	(19.5)%
Specialty Building Materials segment operating income	11.0	22.3	(50.7)%	24.7	38.2	(35.3)%
Corporate costs (B)	(6.3)	(9.4)	(33.0)%	(12.1)	(19.3)	(37.3)%
Certain pension costs (C)	(1.3)	(2.0)	(35.0)%	(2.6)	(3.9)	(33.3)%
Adjusted EBIT (non-GAAP)	$13.3	$25.1	(47.0)%	$27.8	37.1	(25.1)%
Repositioning expenses	(1.0)	(5.8)	(82.8)%	(3.7)	(11.2)	(67.0)%
Restructuring expenses and asset impairments	(0.4)	(4.4)	(90.9)%	(3.5)	(5.0)	(30.0)%
Shareholder activism and other related costs (D)	(3.8)	(1.1)	NM	(7.4)	(3.6)	NM
Third-party and other acquisition-related costs	(0.2)	—	(100.0)%	(0.7)	(0.1)	NM
Interest expense, net	(4.7)	(4.9)	(4.1)%	(9.8)	(10.1)	(3.0)%
Legacy product, environmental and other claims	—	(0.1)	100.0%	—	(0.1)	100.0%
Income tax (provision) benefit	(4.5)	(5.7)	(21.1)%	(2.6)	10.7	NM
(Loss) income from continuing operations attributable to GCP shareholders	$(1.3)	$3.1	NM	$0.1	$17.7	(99.4)%
(Loss) income from continuing operations attributable to GCP shareholders a percentage of net sales	(0.7)%	1.2%	(1.9) pts	—%	3.6%	(3.6) pts
Diluted EPS from continuing operations (GAAP)	$(0.02)	$0.04	NM	$—	$0.24	(100.0)%
Adjusted EPS (non-GAAP)	$0.09	$0.19	(52.6)%	$0.19	$0.26	(26.9)%

GCP Applied Technologies Inc.
Analysis of Operations (unaudited) (continued)

Analysis of Operations (In millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Adjusted profitability performance measures:
Gross Profit:
Specialty Construction Chemicals	$45.3	$53.6	(15.5)%	$92.4	$97.9	(5.6)%
Specialty Building Materials	31.6	46.0	(31.3)%	66.8	84.2	(20.7)%
Adjusted Gross Profit (non-GAAP)	$76.9	$99.6	(22.8)%	$159.2	$182.1	(12.6)%
Corporate costs and pension costs in cost of goods sold (C)	(0.5)	(0.6)	(16.7)%	(0.9)	(0.9)	—%
Total GCP Gross Profit (GAAP)	$76.4	$99.0	(22.8)%	$158.3	$181.2	(12.6)%
Gross Margin:
Specialty Construction Chemicals	39.1%	35.6%	3.5 pts	38.3%	34.7%	3.6 pts
Specialty Building Materials	39.7%	41.1%	(1.4) pts	39.1%	40.8%	(1.7) pts
Adjusted Gross Margin (non-GAAP)	39.4%	38.0%	1.4 pts	38.6%	37.3%	1.3 pts
Corporate costs and pension costs in cost of goods sold	(0.3)%	(0.2)%	(0.1) pts	(0.2)%	(0.2)%	— pts
Total GCP Gross Margin (GAAP)	39.1%	37.8%	1.3 pts	38.4%	37.1%	1.3 pts
Adjusted EBIT (A)(B)(C):
Specialty Construction Chemicals segment operating income	$9.9	$14.2	(30.3)%	$17.8	$22.1	(19.5)%
Specialty Building Materials segment operating income	11.0	22.3	(50.7)%	24.7	38.2	(35.3)%
Corporate and certain pension costs	(7.6)	(11.4)	(33.3)%	(14.7)	(23.2)	(36.6)%
Total GCP Adjusted EBIT (non-GAAP)	$13.3	$25.1	(47.0)%	$27.8	$37.1	(25.1)%
Depreciation and amortization:
Specialty Construction Chemicals	$6.8	$6.1	11.5%	$13.2	$11.6	13.8%
Specialty Building Materials	3.6	3.8	(5.3)%	7.2	7.6	(5.3)%
Corporate	1.3	1.1	18.2%	2.3	1.9	21.1%
Total GCP depreciation and amortization	$11.7	$11.0	6.4%	$22.7	$21.1	7.6%
Adjusted EBITDA:
Specialty Construction Chemicals	$16.7	$20.3	(17.7)%	$31.0	$33.7	(8.0)%
Specialty Building Materials	14.6	26.1	(44.1)%	31.9	45.8	(30.3)%
Corporate and certain pension costs	(6.3)	(10.3)	(38.8)%	(12.4)	(21.3)	(41.8)%
Total GCP Adjusted EBITDA (non-GAAP)	$25.0	$36.1	(30.7)%	$50.5	$58.2	(13.2)%
Adjusted EBIT Margin:
Specialty Construction Chemicals	8.5%	9.4%	(0.9) pts	7.4%	7.8%	(0.4) pts
Specialty Building Materials	13.8%	19.9%	(6.1) pts	14.5%	18.5%	(4.0) pts
Total GCP Adjusted EBIT Margin (non-GAAP)	6.8%	9.6%	(2.8) pts	6.7%	7.6%	(0.9) pts
Adjusted EBITDA Margin:
Specialty Construction Chemicals	14.4%	13.5%	0.9 pts	12.8%	11.9%	0.9 pts
Specialty Building Materials	18.4%	23.3%	(4.9) pts	18.7%	22.2%	(3.5) pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	12.8%	13.8%	(1.0) pts	12.3%	11.9%	0.4 pts

Analysis of Operations (In millions)	Four Quarters Ended
	June 30, 2020	June 30, 2019
Calculation of Return on Stockholders' Equity and Adjusted EBIT Return On Invested Capital (trailing four quarters):
Income from continuing operations attributable to GCP shareholders (trailing four quarters):	$23.0	$44.6
Stockholders' Equity (end of period)	515.2	512.3
Assets:
Cash and cash equivalents	(318.2)	(279.8)
Pension plans	(23.6)	(22.3)
Income taxes	(17.5)	(26.5)
Other current assets (E)	(15.2)	(11.8)
Other assets (F)	(2.6)	(3.6)
Assets held for sale	—	(0.5)
Subtotal	(377.1)	(344.5)
Liabilities:
Debt*	351.4	349.1
Income taxes	89.7	96.9
Pension plans	68.7	50.5
Other current liabilities (G)	15.9	26.1
Other liabilities (H)	2.1	1.8
Subtotal	527.8	524.4
Total invested capital (end of period)	$665.9	$692.2
Return on Stockholders' Equity	4.5%	8.7%
Adjusted EBIT (trailing four quarters)	$92.5	$108.9
Adjusted EBIT Return On Invested Capital (non-GAAP)	13.9%	15.7%
___________________________________________________________________________________________________________________
(A)GCP segment operating income includes only its share of income of consolidated joint ventures.
(B)Management allocates certain corporate costs to each operating segment to the extent such costs are directly attributable to the segments.
(C)Certain pension costs include only ongoing costs, recognized quarterly, which include service and interest costs, expected returns on plan assets and amortization of prior service costs/credits. “Corporate costs and pension costs in cost of goods sold" represent service costs related to GCP manufacturing employees. Corporate costs do not include any amounts for pension expense. Other pension-related costs, including annual mark-to-market adjustments, gains or losses from curtailments and terminations, as well as other related costs, are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of GCP businesses and significantly affect the peer-to-peer and period-to-period comparability of its financial results. Mark-to-market adjustments and other related costs are primarily attributable to changes in financial market values and actuarial assumptions and are not directly related to the operation of GCP businesses.
(D)Shareholder activism and other related costs consist primarily of professional fees incurred in connection with the actions by certain of GCP shareholders seeking changes in the composition of our Board of Directors and nomination of candidates to stand for election at the 2019 and 2020 Annual Shareholders' Meetings, as well as other related matters.
(E)Other current assets consist of income taxes receivable.
(F)Other assets consist of capitalized financing fees.
(G)Other current liabilities consist of income taxes, restructuring, repositioning, accrued interest and liabilities incurred in association with the Darex divestiture.
(H)Other liabilities consist of other postretirement benefits liabilities.
*Consists of current and non-current components.
NM•Not meaningful.

GCP Applied Technologies Inc.
Analysis of Operations (unaudited) (continued)

(In millions)	Six Months Ended June 30,
	2020	2019
Cash flow measure:
Net cash provided by (used in) operating activities from continuing operations	$19.9	$(0.7)
Capital expenditures	(18.8)	(27.7)
Cash paid for repositioning	8.5	11.3
Cash paid for restructuring	2.0	6.3
Cash paid for third-party and other acquisition-related costs	0.5	0.4
Capital expenditures related to repositioning	2.6	1.3
Cash paid for shareholder activism and other related costs (1)	8.0	1.7
Cash taxes related to repositioning, restructuring, third-party and other acquisition-related costs, shareholder activism and other related costs	(4.7)	(4.9)
Adjusted Free Cash Flow (non-GAAP)	$18.0	$(12.3)
___________________________________________________________________________________________________________________
(1)Shareholder activism and other related costs consist primarily of professional fees incurred in connection with the actions by certain of GCP shareholders seeking changes in the composition of its Board of Directors and nomination of candidates to stand for election at the 2019 and 2020 Annual Shareholders' Meetings, as well as other related matters.

GCP Applied Technologies Inc.
Adjusted Earnings Per Share (unaudited)

	Three Months Ended June 30,
	2020				2019
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				$(0.02)				$0.04
Repositioning expenses	$1.0	$0.2	$0.8	0.01	$5.8	$1.5	$4.3	0.06
Restructuring expenses and asset impairments	0.4	0.1	0.3	—	4.4	0.1	4.3	0.06
Third-party and other acquisition-related costs	0.2	—	0.2	—	—	—	—	—
Legacy product, environmental and other claims	—	—	—	—	0.1	—	0.1	—
Shareholder activism and other related costs	3.8	1.0	2.8	0.04	1.1	0.3	0.8	0.01
Discrete tax items, including adjustments to uncertain tax positions	—	(4.0)	4.0	0.06	—	(1.4)	1.4	0.02
Adjusted EPS (non-GAAP)				$0.09				$0.19

	Six Months Ended June 30,
	2020				2019
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				$—				$0.24
Repositioning expenses	$3.7	$0.9	$2.8	0.04	$11.2	$2.8	$8.4	0.12
Restructuring expenses and asset impairments	3.5	0.9	2.6	0.04	5.0	0.2	4.8	0.07
Third-party and other acquisition-related costs	0.7	0.2	0.5	0.01	0.1	—	0.1	—
Legacy product, environmental and other claims	—	—	—	—	0.1	—	0.1	—
Shareholder activism and other related costs	7.4	1.9	5.5	0.08	3.6	0.9	2.7	0.04
Discrete tax items, including adjustments to uncertain tax positions	—	(1.5)	1.5	0.02	—	15.0	(15.0)	(0.21)
Adjusted EPS (non-GAAP)				$0.19				$0.26